Exhibit 99.1

El Pollo Loco Holdings, Inc. Announces
Fourth Quarter 2018 Financial Results

COSTA MESA, CA – March 7, 2019 – El Pollo Loco Holdings, Inc. (Nasdaq: LOCO) today announced financial results for the 13-week period ended December 26, 2018.
Highlights for the fourth quarter ended December 26, 2018, compared to the fourth quarter ended December 27, 2017 were as follows:

•
Total revenue, excluding franchise advertising fee revenue, increased 6.2% to $101.1 million compared to $95.2 million in the same period of 2017. Including $5.2 million of franchise advertising fee revenue related to franchise advertising fund contributions, required as part of new accounting guidance implementation, total revenue increased 11.6% to $106.3 million.

•	System-wide comparable restaurant sales increased 4.4%, including a 3.7% increase for company-operated restaurants, and a 5.1% increase for franchised restaurants.

•
Net loss was $23.4 million or $0.60 per diluted share, compared to net loss of $38,000 in the prior year. Fourth quarter of 2018 included a $36.3 million pre-tax expense related to the legal settlements of multiple class action lawsuits.

•	Pro forma net income(1) was $6.1 million, or $0.16 per diluted share, compared to pro forma net income of $4.4 million, or $0.11 per diluted share.

•	Adjusted EBITDA(1) was $14.5 million, compared to $13.4 million in the same period of 2017.
(1) Pro forma net income and adjusted EBITDA are non-GAAP measures. A reconciliation of GAAP (defined below) net loss to each of these measures is included in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Bernard Acoca, President and Chief Executive Officer of El Pollo Loco Holdings, Inc., stated, "We ended 2018 with strong operating momentum, with fourth quarter results that included a 4.4% system-wide increase in comparable restaurant sales, which was our best performance since the first quarter of 2015, and included transaction growth of 2.3%. On a two year basis, system-wide comparable restaurant sales increased by 5.8%, which was the best performance since the first quarter of 2016. Our restaurant teams also delivered strong restaurant operating profit margin of 18.7%, and pro forma EPS of $0.16, up 45% over last year. We believe these results are evidence that the initiatives we launched during 2018 as part of our Transformation Agenda are gaining traction and driving results."
Acoca added, “Also, we recently reached agreements to settle several long-standing legal issues, which help enable us to fully focus on furthering our long-term strategies, which are to invest in and develop our teams, streamline our operations, build upon our numerous brand strengths, and grow the business. While we have made tangible progress during the past year, we believe many opportunities remain to drive the El Pollo Loco brand forward.”

Fourth Quarter 2018 Financial Results
Company-operated restaurant revenue in the fourth quarter of 2018 increased 6.0% to $94.6 million, compared to $89.3 million in the same period last year. The growth in company-operated restaurant revenue was largely driven by the 12 new restaurants opened during and subsequent to the fourth quarter of 2017, a 3.7% increase in company-operated comparable sales, partially offset by 7 restaurant closures during the same time period.
Comparable company-operated restaurant sales in the fourth quarter increased 3.7%, driven by a 2.7% increase in average check and a 1.0% increase in transactions.
Franchise revenue in the fourth quarter of 2018 increased 9.2% to $6.4 million, compared to $5.9 million in the fourth quarter of 2017. The increase in franchise revenue was largely driven by higher franchise comparable restaurant sales of 5.1% and the contribution from the 10 new restaurants opened during and subsequent to the fourth quarter of 2017, partially offset by 4 restaurant closures during the same period.
In the first quarter of 2018 the Company implemented new accounting guidance, which in part requires the inclusion of franchisee advertising fund contributions as franchise advertising fee revenue. For the fourth quarter of 2018, franchise advertising fee revenue was $5.2 million.
Restaurant contribution was $17.7 million or 18.7% of company-operated restaurant revenue, compared to $16.6 million, or 18.5% of company-operated restaurant revenue in the fourth quarter of 2017. The increase in restaurant contribution margin was primarily the result of higher company-operated restaurant revenue, partially offset by higher labor and related expenses, due to the impact of wage increases in California.
During the fourth quarter of 2018, the Company recorded a $36.3 million pre-tax expense related to two agreements in principle to settle several class action lawsuits.
Net loss for the fourth quarter of 2018 was $23.4 million, or $0.60 per diluted share, compared to net loss of $38,000, or $0.00 per diluted share in the fourth quarter of 2017. Pro forma net income was $6.1 million, or $0.16 per diluted share during the fourth quarter of 2018, compared to pro forma net income of $4.4 million, or $0.11 per diluted share during the fourth quarter of 2017. A reconciliation between GAAP net loss and pro forma net income is included in the accompanying financial data.

2019 Outlook
Based on current information and excluding the impact of potential share repurchases, the Company is providing the following earnings guidance for the fiscal year 2019.
The Company expects 2019 pro forma diluted net income per share ranging from $0.70 to $0.75. This compares to pro forma diluted net income per share of $0.74 in 2018. Pro forma net income guidance for fiscal year 2019 is based, in part, on the following annual assumptions:

•	System-wide comparable restaurant sales growth of approximately 2.0% to 4.0%;

•	The opening of 3-4 new company-owned restaurants and 3-5 new franchised restaurants;

•	Restaurant contribution margin of 18.2% to 18.9%;

•	G&A expenses of between 8.4% and 8.6% of total revenue excluding legal fees related to securities related litigation;

•	Pro forma income tax rate of 26.5%; and

•	Adjusted EBITDA of between $62.0 and $65.0 million.

Reconciliations of our 2019 expected pro forma diluted net income per share range and our expected 2019 Adjusted EBITDA range to their corresponding GAAP measures have not been provided as we cannot determine the probable significance or timing of certain reconciling items which are outside of our control and therefore cannot be reasonably predicted. Accordingly, we do not provide guidance for these various reconciling items. These reconciling items such as asset impairment and closed store reserves, legal settlements, securities lawsuit related legal expenses and gain or loss on disposal of assets impact the timing and amount of the quarterly recognition of GAAP net income. Therefore, reconciliations of the differences between these forward-looking information items to their most directly comparable financial measures calculated and presented in accordance with GAAP are not available without unreasonable effort.
The following definitions apply to these terms as used in this release:
Comparable restaurant sales reflect the change in year-over-year sales for the comparable company, franchised and total system restaurant base. The comparable restaurant base is defined to include those restaurants open for 15 months or longer. For the 52 week period ending on December 26, 2018, there were 195 restaurants in our comparable company-operated restaurant base and 449 restaurants in our comparable system restaurant base.
Restaurant contribution and restaurant contribution margin are neither required by, nor presented in accordance with, accounting principles generally accepted in the United States of America ("GAAP"). Restaurant contribution is defined as company-operated restaurant revenue less company restaurant expenses, which are food and paper costs, labor and related expenses and occupancy and other operating expenses. Restaurant contribution excludes certain costs, such as general and administrative expenses, depreciation and amortization, asset impairment and closed-store reserve and other costs that are considered normal operating costs and accordingly, restaurant contribution is not indicative of overall Company results and does not accrue directly to the benefit of shareholders because of the exclusion of certain corporate-level expenses. Restaurant contribution margin is defined as restaurant contribution as a percentage of net company-operated restaurant revenue. See also “Non-GAAP Financial Measures.”
EBITDA and adjusted EBITDA are neither required by, nor presented in accordance with, GAAP. EBITDA represents net income before interest expense, provision for income taxes, depreciation, and amortization, and adjusted EBITDA represents EBITDA before items that we do not consider representative of our ongoing operating performance, as identified in the GAAP reconciliation in the accompanying financial data. See also “Non-GAAP Financial Measures.”

Pro forma net (loss) income is neither required by, nor presented in accordance with, GAAP. Pro forma net (loss) income represents net (loss) income adjusted for (i) costs (or gains) related to loss (or gains) on disposal of assets and asset impairment and closed store costs, (ii) amortization expense and other estimate adjustments (whether expense or income) incurred on the Tax Receivable Agreement (“TRA”) completed at the time of our IPO, (iii) legal costs associated with a securities class action lawsuit, (iv) legal settlement costs, (v) insurance proceeds received related to securities class action legal expenses, (vi) costs associated with the transition of our CEO and (vii) provision for income taxes at a normalized tax rate of 26.5% and 39.5% for the thirteen and fifty-two weeks ended December 26, 2018 and December 27, 2017, respectively, which reflects our estimated long-term effective tax rate, including both federal and state income taxes. See the GAAP reconciliation in the accompanying financial data and “Non-GAAP Financial Measures.”
Conference Call
The Company will host a conference call to discuss financial results for the fourth quarter of 2018 today at 4:30 PM Eastern Time. Bernard Acoca, President and Chief Executive Officer and Larry Roberts, Chief Financial Officer will host the call.
The conference call can be accessed live over the phone by dialing 877-407-3982 or for international callers by dialing 201-493-6780. A replay will be available after the call and can be accessed by dialing 844-512-2921 or for international callers by dialing 412-317-6671; the passcode is 13675719. The replay will be available until Thursday, March 22, 2019. The conference call will also be webcast live from the Company’s corporate website at investor.elpolloloco.com under the “Events & Presentations” page. An archive of the webcast will be available at the same location on the corporate website shortly after the call has concluded.

About El Pollo Loco
El Pollo Loco (Nasdaq:LOCO) is the nation’s leading fire-grilled chicken restaurant chain renowned for its masterfully citrus-marinated, fire-grilled chicken and handcrafted entrees using fresh ingredients inspired by Mexican recipes. With more than 480 company-owned and franchised restaurants in Arizona, California, Nevada, Texas, Utah and Louisiana, El Pollo Loco is expanding its presence in key markets through a combination of company and existing and new franchisee development. Visit us on our website at ElPolloLoco.com.

Forward-Looking Statements
This press release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements discuss our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements because they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “outlook,” “potential,” “project,” “projection,” “plan,” “intend,” “seek,” “may,” “could,” “would,” “will,” “should,” “can,” “can have,” “likely,” the negatives thereof and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. They appear in a number of places throughout this press release and include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which we operate. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those that we expected.
While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our annual report on Form 10-K for the year ended December 26, 2018, including the sections thereof captioned “Forward-Looking Statements” and “Risk Factors,” as those sections may be updated in our quarterly reports on Form 10-Q. Those and other filings are available online at www.sec.gov, at www.elpolloloco.com or upon request from El Pollo Loco.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the ways that we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use non-GAAP financial measures including those indicated above. These measures are not intended to be considered in isolation or as substitutes for, or superior to, financial measures prepared and presented in accordance with GAAP. We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. We believe that they provide useful information about operating results, enhance understanding of past performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. The non-GAAP measures used in this press release may be different from the measures used by other companies.
Investor Contact:
Fitzhugh Taylor, ICR
fitzhugh.taylor@icrinc.com

714-599-5200
Media Contact:
Hanna Gray, Edible
hannah.gray@edible-inc.com
323-202-1477

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share data)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	December 26, 2018		December 27, 2017		December 26, 2018		December 27, 2017
	$	%	$	%	$	%	$	%
Revenue:
Company-operated restaurant revenue	$94,631	89.0	$89,299	93.8	$388,835	89.2	$376,615	93.8
Franchise revenue	6,447	6.1	5,903	6.2	25,771	5.9	25,086	6.2
Franchise advertising fee revenue	5,183	4.9	—	—	21,222	4.9	—	—
Total revenue	106,261	100.0	95,202	100.0	435,828	100.0	401,701	100.0
Costs of operations:
Food and paper cost (1)	26,877	28.4	25,829	28.9	111,142	28.6	109,898	29.2
Labor and related expenses (1)	27,735	29.3	25,645	28.7	112,417	28.9	106,584	28.3
Occupancy and other operating expenses (1)	22,366	23.6	21,273	23.8	91,385	23.5	85,631	22.7
Gain on recovery of insurance proceeds (1)	—	—	—	—	—	—	—	—
Company restaurant expenses (1)	76,978	81.3	72,747	81.5	314,944	81.0	302,113	80.2
General and administrative expenses	12,399	11.7	10,929	11.5	50,261	11.5	38,523	9.6
Legal settlements	36,258	34.1	—	—	36,258	8.3	—	—
Franchise expenses	6,005	5.7	803	0.8	24,429	5.6	3,335	0.8
Depreciation and amortization	4,762	4.5	4,482	4.7	17,825	4.1	18,128	4.5
Loss on disposal of assets	85	0.1	75	0.1	278	0.1	799	0.2
Recovery of securities lawsuits related legal expenses	(2,257)	(2.1)	(521)	(0.5)	(8,356)	(1.9)	(1,666)	(0.4)
Asset impairment and closed-store reserves	3,021	2.8	16,352	17.2	9,650	2.2	33,645	8.4
Total expenses	137,251	129.2	104,867	110.2	445,289	102.2	394,877	98.3
(Loss) income from operations	(30,990)	(29.2)	(9,665)	(10.2)	(9,461)	(2.2)	6,824	1.7
Interest expense, net of interest income	814	0.8	807	0.8	3,502	0.8	3,278	0.8
Income tax receivable agreement (income) expense	16	0.0	(5,677)	(6.0)	(761)	(0.2)	(5,570)	(1.4)
(Loss) income before provision for income taxes	(31,820)	(29.9)	(4,795)	(5.0)	(12,202)	(2.8)	9,116	2.3
Benefit (provision) for income taxes	(8,410)	(7.9)	(4,757)	(5.0)	(3,208)	(0.7)	497	0.1
Net (loss) income	$(23,410)	(22.0)	$(38)	—	$(8,994)	(2.1)	$8,619	2.1
Net income per share:
Basic	$(0.60)		$0.00		$(0.23)		$0.22
Diluted	$(0.60)		$0.00		$(0.23)		$0.22
Weighted average shares used in computing net income per share:
Basic	38,751,522		38,465,208		38,574,553		38,453,347
Diluted	38,751,522		38,465,208		38,574,553		39,086,676

(1)	As a percentage of restaurant revenue.

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED SELECTED BALANCE SHEETS AND SELECTED OPERATING DATA
(dollar amounts in thousands)

	As of
	December 26, 2018	December 27, 2017
Selected Balance Sheet Data:
Cash and cash equivalents	$6,969	$8,550
Total assets	450,226	442,711
Total debt	74,184	93,316
Total liabilities	184,990	167,761
Total stockholders’ equity	265,236	274,950
	Fifty-Two Weeks Ended
	December 26, 2018	December 27, 2017
Selected Operating Data:
Company-operated restaurants at end of period	213	212
Franchised restaurants at end of period	271	265
Company-operated:
Comparable restaurant sales growth	0.4%	1.0%
Restaurants in the comparable base	195	181

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO EBITDA AND ADJUSTED EBITDA
(dollar amounts in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 26, 2018	December 27, 2017	December 26, 2018	December 27, 2017
Adjusted EBITDA:
Net (loss) income, as reported	$(23,410)	$(38)	$(8,994)	$8,619
(Benefit) provision for income taxes	(8,410)	(4,757)	(3,208)	497
Interest expense, net	814	807	3,502	3,278
Depreciation and amortization	4,762	4,482	17,825	18,128
EBITDA	(26,244)	494	9,125	30,522
Stock-based compensation expense	458	318	1,278	1,056
Loss on disposal of assets	85	75	278	799
Recovery of securities lawsuits related legal expenses	(2,257)	(521)	(8,356)	(1,666)
Asset impairment and closed-store reserves	3,021	16,352	9,650	33,645
Legal settlements	36,258	—	36,258	—
Income tax receivable agreement expense (income)	16	(5,677)	(761)	(5,570)
Securities lawsuit related legal expense	3,000	1,895	13,532	4,236
Pre-opening costs	138	455	837	1,981
Executive transition costs	31	13	1,081	284
Adjusted EBITDA	$14,506	$13,404	$62,922	$65,287

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF NET (LOSS) INCOME TO PRO FORMA NET INCOME
(in thousands, except share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 26, 2018	December 27, 2017	December 26, 2018	December 27, 2017
Pro forma net income:
Net (loss) income, as reported	$(23,410)	$(38)	$(8,994)	$8,619
(Benefit) provision for taxes, as reported	(8,410)	(4,757)	(3,208)	497
Loss on disposal of assets	85	75	278	799
Legal settlements	36,258	—	36,258	—
Recovery of securities lawsuits related legal expenses	(2,257)	(521)	(8,356)	(1,666)
Asset impairment and closed-store reserves	3,021	16,352	9,650	33,645
Income tax receivable agreement expense (income)	16	(5,677)	(761)	(5,570)
Securities lawsuits related legal expenses	3,000	1,895	13,532	4,236
Executive transition costs	31	13	1,081	284
Provision for income taxes	(2,209)	(2,900)	(10,462)	(16,133)
Pro forma net income	$6,125	$4,442	$29,018	$24,711
Pro forma weighted-average share and per share data:
Pro forma net income per share
Basic	$0.16	$0.12	$0.75	$0.64
Diluted	$0.16	$0.11	$0.74	$0.63
Weighted-average shares used in computing pro forma net income per share
Basic	38,751,522	38,465,208	38,574,553	38,453,347
Diluted	39,513,907	39,035,458	39,203,613	39,086,676

EL POLLO LOCO HOLDINGS, INC.
UNAUDITED RECONCILIATION OF (LOSS) INCOME FROM OPERATIONS TO RESTAURANT CONTRIBUTION
(dollar amounts in thousands)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 26, 2018	December 27, 2017	December 26, 2018	December 27, 2017
Restaurant contribution:
(Loss) income from operations	$(30,990)	$(9,665)	$(9,461)	$6,824
Add (less):
General and administrative expenses	12,399	10,929	50,261	38,523
Legal settlements	36,258	—	36,258	—
Franchise expenses	6,005	803	24,429	3,335
Depreciation and amortization	4,762	4,482	17,825	18,128
Loss on disposal of assets	85	75	278	799
Franchise revenue	(6,447)	(5,903)	(25,771)	(25,086)
Franchise advertising fee revenue	(5,183)	—	(21,222)	—
Recovery of securities lawsuits related legal expenses	(2,257)	(521)	(8,356)	(1,666)
Asset impairment and closed-store reserves	3,021	16,352	9,650	33,645
Restaurant contribution	$17,653	$16,552	$73,891	$74,502

Company-operated restaurant revenue:
Total revenue	$106,261	$95,202	$435,828	$401,701
Less:
Franchise revenue	(6,447)	(5,903)	(25,771)	(25,086)
Franchise advertising fee revenue	(5,183)	—	(21,222)	—
Company-operated restaurant revenue	$94,631	$89,299	$388,835	$376,615

Restaurant contribution margin (%)	18.7%	18.5%	19.0%	19.8%